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
                               ENGINEERED SUPPORT SYSTEMS, INC.
              EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE

                                                                  Year Ended
                                           ----------------------------------------------------------
                                              1997                   1996                     1995
                                           ----------             ----------               ----------
NET INCOME                                 $4,638,946             $3,314,208               $2,473,062
                                           ==========             ==========               ==========

NET INCOME PER SHARE

    Average shares outstanding              3,168,843              3,061,905                3,035,582
                                           ==========             ==========               ==========

    Net income                                  $1.46                  $1.08                     $.81
                                           ==========             ==========               ==========


PRIMARY EARNINGS PER SHARE
    Average shares outstanding              3,168,843              3,061,905                3,035,582

    Net effect of dilutive stock
      options<F1>                             134,348                191,391                  228,294
                                           ----------             ----------               ----------

                                            3,303,191              3,253,296                3,263,876
                                           ==========             ==========               ==========

    Net income                                  $1.40                  $1.02                     $.76
                                           ==========             ==========               ==========

FULLY DILUTED EARNINGS PER SHARE
    Average shares outstanding              3,168,843              3,061,905                3,035,582

    Net effect of dilutive stock
      options<F1>                             172,476                216,098                  266,992
                                           ----------             ----------               ----------

                                            3,341,319              3,278,003                3,302,574
                                           ==========             ==========               ==========

        Net income                              $1.39                  $1.01                     $.75
                                           ==========             ==========               ==========

<F1> Based on the treasury stock method

      1997, 1996 and 1995 net income per share, as presented in the consolidated financial statements, is based on the fully diluted weighted average number of common and common equivalent shares outstanding.


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